UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 5, 2023

APPLIED UV, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39480	84-4373308
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

150 N. Macquesten Parkway

Mount Vernon, NY 10550

(Address of principal executive offices) (Zip Code)

(914) 665-6100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AUVI	The Nasdaq Stock Market LLC
10.5% Series A Cumulative Perpetual Preferred Stock, par value $0.0001 per share	AUVIP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 1.01. Entry into a Material Definitive Agreement.

In connection with the transactions contemplated by the Agreement and Plan of Merger dated as of December 19, 2022 (the “Merger Agreement”), by and among Applied UV, Inc. (the “Company”), PURO Acquisition Sub I, Inc., PURO Acquisition Sub II, LLC, PURO Lighting LLC, Brian Stern and Andrew Lawrence, the Company entered into a Note Purchase and Cancellation Agreement (the “Note Cancellation Agreement”) dated as of January 5, 2023, with PURO Lighting, LLC (“PURO”), and Acuity Brands Lighting, Inc. (“Acuity”). Pursuant to the terms of the Note Cancellation Agreement, the Company has agreed to pay Acuity a price (the “Note Cancellation Price”) that consists of (i) $2,500,000 in cash and (ii) 1,250,000 shares of the Company’s preferred stock to be designated as “2% Series B Cumulative Perpetual Preferred Stock” (the “Series B Preferred Stock”), in return for Acuity’s sale and cancellation of the $5,000,000 Unsecured Convertible Promissory Note made by PURO on September 28, 2020 and held by Acuity. The Company expects to pay Acuity the Note Cancellation Price on or before the closing of the transactions contemplated by Merger Agreement. The Company expects to finance the cash portion of the Note Cancellation Price from an existing and unused revolving credit line. A certificate of designations for the Series B Preferred Stock will be filed in Delaware prior to the payment of the Note Cancellation Price. The Company has agreed with Acuity that the Series B Preferred Stock shall accrue quarterly cumulative dividends at a rate of 2% per annum, have a liquidation preference of $6.00 per share and be:

•	Convertible at any time into shares of the Company’s common stock at a rate of one share of common stock for each share of Series B Preferred Stock (liquidation preference $6.00 per share);
•	Redeemable after 30 months from issuance at the option of the holder in whole or in part, at the redemption price of $2.00 per share; provided that if such redemption occurs on or after the five (5) year anniversary of the issuance date, the redemption paid by the Company will be $6.00 per share;
•	Redeemable at the option of the Company if change of control of the Company occurs at a a redemption price of $6.00;
•	Ranked (i) senior to all classes or series of the Company’s common stock and to all other equity securities expressly designated as ranking junior to the Series B Preferred Stock; (ii) on parity with the Company’s 10.5% Series A Cumulative Perpetual Preferred Stock; (iii) at least on parity with any future class or series of our equity securities; and (iv) effectively junior to all our existing and future indebtedness; and
•	Non-voting.

The shares of Series B Preferred Stock will be restricted securities and not be listed on any exchange.

The foregoing description of the Note Purchase Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Note Purchase Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Note Purchase and Cancellation Agreement dated as of January 5, 2023, by and between the Company, PURO Lighting, LLC, and Acuity Brands Lighting, Inc.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED UV, INC.

Date: January 11, 2023	By:	/s/ Mike Riccio
	Name:	Mike Riccio
	Title:	Chief Financial Officer

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